UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 14, 2014

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 16, 2014, TETRA Technologies, Inc. ("TETRA" or the "Company") filed a Current Report on Form 8-K announcing that its Board of Directors had increased the size of the Board of Directors to eleven members, and appointed Mark E. Baldwin and John “Jay” F. Glick as members of the Board of Directors to fill the vacancies created by the increase. This Current Report on Form 8-K/A is being filed by TETRA to amend the Current Report on Form 8-K filed on January 16, 2014, to provide disclosure of the Board of Directors’ subsequent appointment of Messrs. Baldwin and Glick to certain committees of the Board of Directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2014, in connection with the retirement of Tom H. Delimitros, who had previously served as Chairman of the Audit Committee of the Company’s Board of Directors, the Board of Directors appointed Mark E. Baldwin as a member and Chairman of the Audit Committee. Further, the Board of Directors determined that Mr. Baldwin is an “audit committee financial expert” within the definition established by the Securities and Exchange Commission (“SEC”).

In addition, on May 6, 2014, the Board of Directors appointed John F. Glick as a member of each of the Management and Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

Set forth below are all of the members and chairmen of the committees of the Board of Directors who were elected by the Board of Directors on May 6, 2014:

Audit Committee
Mark E. Baldwin, Chairman
Ralph S. Cunningham
Kenneth P. Mitchell
Kenneth E. White, Jr.

Management and Compensation Committee
Thomas R. Bates, Jr., Chairman
John F. Glick
William D. Sullivan
Kenneth E. White, Jr.

Nominating and Corporate Governance Committee
William D. Sullivan, Chairman
Paul D. Coombs
John F. Glick
Kenneth P. Mitchell

The Board of Directors also determined that all such members of such committees are independent, as independence is defined in the listing standards of the NYSE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: May 9, 2014

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